November 6, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 6, 1996 of Magicworks Entertainment Incorporated and are in agreement with the statements contained in the third, fourth, fifth and sixth paragraphs on page 2 therein. We have no basis to agree or disagree with the other statements of the Registrant contained therein.

                                        Very truly yours,


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                        Ernst & Young LLP